SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2010

BRIDGELINE DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33567	52-2263942
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Sixth Road
Woburn, MA 01801

(Address of principal executive offices, including zip code)

(781) 376-5555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01.     Completion of Acquisition or Disposition of Assets

On May 11, 2010, Bridgeline Digital, Inc. (“Bridgeline”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with TMX Interactive, Inc., a Delaware corporation (“TMX”) and completed the acquisition of certain assets and the assumption of certain liabilities of TMX (the “Acquisition”).

The Purchase Agreement sets forth the terms and conditions pursuant to which Bridgeline acquired substantially all the assets and assumed certain liabilities of TMX.  The purchase price consisted of (i) cash of $100,000, (ii) the assumption of approximately $600,000 of deferred revenue, (iii) the issuance of a subordinated promissory note in the amount of $500,000 payable over three years beginning January 2011 with interest at a rate of 1% per annum, and (iv) contingent consideration of up to $500,000, payable in cash quarterly over the 12 consecutive calendar quarters beginning with the quarter ending December 31, 2010, based on the achievement of quarterly revenue of $600,000.  The note is unsecured and subordinated to the Company's primary lender.  To the extent the revenue target is not met in any particular quarter, the earnout period will be extended for up to four additional quarters.

On May 17, 2010, Bridgeline filed a Quarterly Report on Form 10-Q reporting in Part II, Item 5 that it had completed the Acquisition and that the financial statements and pro forma financial information required under Item 9.01 of Form 8-K would be filed at a later date.  This Form 8-K contains the required financial statements and pro forma financial information.

Item 9.01      Financial Statements and Exhibits.

(a)         Financial Statements of Businesses Acquired.

The Audited Balance Sheets of TMX Interactive, Inc. as of December 31, 2009 and December 31, 2008, and the related Statements of Operations, Stockholders’ Deficit and Cash Flows for the years then ended, and the notes thereto, are filed as Exhibit 99.1 attached to this Current Report on Form 8-K.

 (b)        Pro Forma Financial Information.

The Unaudited Combined Pro Forma Condensed Balance Sheet as of March 31, 2010, and the Unaudited Combined Pro Forma Condensed Statements of Operations for the six months ended March 31, 2010 and the year ended September 30, 2009, and the notes thereto, are filed as Exhibit 99.2 attached to this Current Report on Form 8-K.

 (d)        Exhibits.

Exhibit No.	Exhibit Description
99.1

Audited Balance Sheets of TMX Interactive, Inc. as of December 31, 2009 and December 31, 2008, and the related Statements of Operations, Stockholders’ Deficit, and Cash Flows for the years then ended, and the notes thereto.

99.2

The Unaudited Combined Pro Forma Condensed Balance Sheet as of March 31, 2010, and the Unaudited Combined Pro Forma Condensed Statements of Operations for the six months ended March 31, 2010 and the year ended September 30, 2009, and the notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC. (Registrant)

Date: July 27, 2010	By:	/s/ Ronald M. Levenson
Ronald M. Levenson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1

Audited Balance Sheets of TMX Interactive, Inc. as of December 31, 2009 and December 31, 2008, and the related Statements of Operations, Stockholders’ Deficit, and Cash Flows for the years then ended, and the notes thereto.

99.2

The Unaudited Combined Pro Forma Condensed Balance Sheet as of March 31, 2010, and the Unaudited Combined Pro Forma Condensed Statements of Operations for the six months ended March 31, 2010 and the year ended September 30, 2009, and the notes thereto.